Exhibit 10.6

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TERMINATION AND TRANSITION AGREEMENT

This TERMINATION AND TRANSITION AGREEMENT (the “Agreement”), effective as of March 31, 2011 (the “Effective Date”), is made by and between Sunesis Pharmaceuticals, Inc., a Delaware corporation, having a principal place of business at 395 Oyster Point Boulevard, Suite 400, South San Francisco, CA (“Sunesis”), Biogen Idec MA Inc., a Massachusetts corporation, having a principal place of business at 14 Cambridge Center, Cambridge, MA (“Biogen Idec”), and Millennium Pharmaceuticals, Inc., a Delaware corporation, having a principal place of business at 40 Landsdowne Street, Cambridge, MA (“MPI”). Sunesis, Biogen Idec and MPI are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A. Sunesis and Biogen Idec entered into a Collaboration Agreement, effective as of August 27, 2004 (the “Original Agreement Effective Date”), as amended by a letter agreement dated June 9, 2008 and a Second Amendment dated June 19, 2009 (such Collaboration Agreement, as so amended, the “Original Agreement”), pursuant to which Sunesis and Biogen Idec agreed to collaborate to discover and develop small molecules that modulate certain Targets (as defined in the Original Agreement).

B. Pursuant to the research activities under the Original Agreement, Sunesis and Biogen Idec identified certain compounds which inhibit the Raf Target, the [ * ] Target or the [ * ] Target.

C. Biogen Idec desires to continue to develop the [ * ] program identified pursuant to the Original Agreement, but desires to terminate, and MPI desires to acquire all rights with respect to, the Raf and [ * ] programs identified pursuant to the Original Agreement.

D. Sunesis agrees that (i) Biogen Idec may continue to develop the [ * ] program identified pursuant to the Original Agreement, and (ii) Biogen Idec may terminate, and MPI may acquire all rights with respect to, the Raf and [ * ] programs identified pursuant to the Original Agreement.

E. Sunesis and Biogen Idec are entering into the BI/S Agreement, pursuant to which Biogen Idec will continue to develop the [ * ] program identified pursuant to the Original Agreement.

F. Biogen Idec and MPI are entering into the Asset Transfer Agreement (the “Asset Transfer Agreement”) pursuant to which Biogen Idec is transferring to MPI certain assets related to the Raf and [ * ] programs.

G. Sunesis and MPI are entering into the MPI/S Agreement, pursuant to which MPI will continue to develop the Raf and [ * ] programs identified pursuant to the Original Agreement.

NOW, THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 1

DEFINITIONS

As used herein, the following terms will have the meanings set forth below:

1.1 “Affiliate” means, with respect to a Person, any corporation or other business entity which controls, is controlled by or is under common control with such Person but only for so long as such entity controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” shall mean the ownership directly or indirectly of fifty percent (50%) or more of the stock entitled to vote for the election of directors, and for nonstock organizations, of the equity interests entitled to control the management of such entity. [ * ].

1.2 “BI/S Agreement” shall mean the Amended and Restated Collaboration Agreement between Biogen Idec and Sunesis, in the form attached hereto as Exhibit A.

1.3 “[ * ] Target” means the human protein [ * ].

1.4 “Business Day” means a day on which the banks in Boston, Massachusetts are open for business.

1.5 “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.6 “Law” means any law, statute, rule, regulation, ordinance, or any ruling, writ, injunction, order, judgment or decree of any court, or other pronouncement having the effect of law, of any federal, national, multinational, state, provincial, county, city or other political subdivision, including (a) rules, regulations and requirements of the United States Food and Drug Administration and any successor agency thereto and other applicable regulatory authorities, (b) the Foreign Corrupt Practices Act of 1977, as amended, or any comparable laws in any country, and (c) all export control laws.

1.7 “MPI/S Agreement” shall mean the License Agreement between MPI and Sunesis, in the form attached hereto as Exhibit B.

1.8 “New Agreement” shall mean each of the BI/S Agreement and the MPI/S Agreement; “New Agreements” shall mean the BI/S Agreement and the MPI/S Agreement, collectively.

1.9 “[ * ] Target” means human [ * ].

1.10 “Person” means any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship or other business organization or a Governmental Authority.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.11 “Raf Target” means the human Raf protein kinase together with the Raf protein family members [ * ].

1.12 “Target” means the Raf Target or the [ * ] Target.

1.13 “Third Party” shall mean any Person other than Sunesis, MPI and Biogen Idec, and their respective Affiliates.

1.14 Additional Terms. In addition to the foregoing, the following terms shall have the meaning defined in the corresponding Section below:

Definition	Section Defined
Agreement	Preamble

Biogen Idec	Preamble

Effective Date	Preamble

Effective Time	2.1

Indemnitee	6.2

Indemnitor	6.2

Liabilities	6.1

MPI	Preamble

Original Agreement	Background

Original Agreement Effective Date	Background

Party, Parties	Preamble

Representing Party	3.1

Sunesis	Preamble

1.15 Construction. In construing this Agreement, unless expressly specified otherwise;

1.15.1 references to Sections, Articles and Exhibits are to sections and articles of, and exhibits to, this Agreement;

1.15.2 except where the context otherwise requires, use of any gender includes any other gender, and use of the singular includes the plural and vice versa;

1.15.3 any list or examples following the word “including” shall be interpreted without limitation to the generality of the preceding words;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.15.4 except where the context otherwise requires, the word “or” is used in the inclusive sense; and

1.15.5 all references to “dollars” or “$” herein shall mean U.S. Dollars.

ARTICLE 2

TERMINATION AND EFFECTIVENESS

2.1 Amendment and Restatement of Original Agreement. The Original Agreement shall be amended and restated in its entirety (in the form of the BI/S Agreement) as of 9:00 pm, Eastern Daylight Time, on the Effective Date (such time, the “Effective Time”).

2.2 Effectiveness of Asset Transfer Agreement. The Asset Transfer Agreement shall be deemed to have been entered into and to become effective immediately after the Effective Time.

2.3 Effectiveness of MPI/S Agreement. The MPI/S Agreement shall be deemed to have been entered into and to become effective immediately after the effectiveness of the Asset Transfer Agreement pursuant to Section 2.2.

2.4 Deliveries upon Execution.

2.4.1 Contemporaneously with the execution of this Agreement, Biogen Idec shall:

(a) execute and deliver to Sunesis the BI/S Agreement; and

(b) execute and deliver to MPI the Asset Transfer Agreement.

2.4.2 Contemporaneously with the execution of this Agreement, MPI shall:

(a) execute and deliver to Biogen Idec the Asset Transfer Agreement; and

(b) execute and deliver to Sunesis the MPI/S Agreement.

2.4.3 Contemporaneously with the execution of this Agreement, Sunesis shall:

(a) execute and deliver to Biogen Idec the BI/S Agreement; and

(b) execute and deliver to MPI the MPI/S Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Mutual. Each Party (the “Representing Party”) hereby represents and warrants to each other Party, on behalf of the Representing Party and on behalf of its Affiliates, that:

3.1.1 As of as of the Effective Date, the Representing Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

3.1.2 As of the Effective Date, it has the legal power and authority to enter into this Agreement and to perform all of its obligations hereunder.

3.1.3 As of the Effective Date, this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

3.1.4 All necessary consents, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by the Representing Party in connection with this Agreement have been obtained as of the Effective Date.

3.1.5 As of the Effective Date, the execution and delivery of this Agreement and the performance of the Representing Party’s obligations hereunder taken together with any obligations under the New Agreements (a) do not conflict with or violate any requirement of applicable Laws; and (b) do not conflict with, or constitute a default under, any other contractual obligation of the Representing Party. After the Effective Date, the Representing Party will not enter into any agreement with any other Party, any Affiliate of a Party or any Third Party that conflicts with the terms of this Agreement.

3.1.6 No Claims Under Original Agreement. Neither Biogen Idec nor Sunesis will make any claim against the other arising from any alleged breach of the Original Agreement as it existed prior to the Effective Date.

3.2 Sunesis. Sunesis represents and warrants to MPI and Biogen Idec as of the Effective Date, and covenants to MPI and Biogen Idec, that:

3.2.1 Sunesis has no actual, planned or threatened claim, demand or proceeding itself or through an Affiliate against Biogen Idec or an Affiliate of Biogen Idec, and has no knowledge of any actual, planned or threatened claim, demand or proceeding by a Third Party, arising out of the Original Agreement or otherwise related to the Assigned Assets (as defined in the Asset Transfer Agreement).

3.2.2 Sunesis will not make any claim against MPI arising from any alleged breach of (a) the Original Agreement as it existed prior to the Effective Date by Biogen Idec or (b) this Agreement by Biogen Idec with respect to the transactions contemplated by this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.2.3 Sunesis will not make any claim against (a) Biogen Idec arising from any alleged breach of this Agreement or the MPI/S Agreement by MPI, or (b) MPI arising from any alleged breach of the BI/S Agreement by Biogen Idec.

3.3 Knowledge. Where a representation or warranty contained in this Article 3 is stated to be to a Party’s knowledge, this shall mean to the actual knowledge of all of the then current officers and appropriate personnel at the director or greater level having had responsibility for the efforts of such Party or its Affiliates with respect to Targets.

3.4 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE NEW AGREEMENTS, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR VALIDITY OF ANY INTELLECTUAL PROPERTY. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES ARISING UNDER OR AS A RESULT OF THIS AGREEMENT (OR THE TERMINATION HEREOF) INCLUDING THE LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES, OR ON ACCOUNT OF EXPENSES, INVESTMENTS, OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF SUCH PARTY OR OTHERWISE.

3.5 [ * ].

ARTICLE 4

PAYMENT TO SUNESIS

In full consideration for Sunesis’s entry into the New Agreements and this Agreement, all of the rights granted to MPI by Sunesis under this Agreement, and the obligations of Sunesis to MPI under this Agreement, including the consent by Sunesis for Biogen Idec to sell the Assigned Assets (as defined in the Asset Transfer Agreement) and license the Licensed IP (as defined in the Asset Transfer Agreement) to MPI pursuant to the Asset Transfer Agreement, MPI shall make a non-creditable, non-refundable payment to Sunesis by wire transfer in the amount of Four Million Dollars ($4,000,000) within two (2) Business Days after the Effective Date.

ARTICLE 5

CONFIDENTIALITY

5.1 Nondisclosure of Financial Terms or Exhibits. Each of the Parties agrees not to disclose the Exhibits or the financial terms of this Agreement to any Third Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, except (a) to such Party’s attorneys, advisors, investors, potential bona fide collaborators, licensees and sublicensees, and others on a need to know basis, under circumstances that reasonably protect the confidentiality thereof; (b) to the extent required by Law; or (c) to the extent required in filings required to be made with, (and with appropriate requests made for

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

confidential treatment) the Securities and Exchange Commission or any national securities exchange; provided, however, that, with respect to any filing required to made with the Securities and Exchange Commission or any national securities exchange, the Party subject to such filing requirement shall, at least ten (10) Business Days in advance of any such filing, provide the other Parties with a draft set of redactions to this Agreement for which confidential treatment will be sought, incorporate each other Party’s comments as to additional terms it would like to see redacted, and seek confidential treatment for such additional terms (except only in the limited circumstances where confidential treatment is manifestly unavailable). Notwithstanding the foregoing, (i) the Parties will confer promptly following the Effective Date regarding the terms of a press release related to this Agreement, and (ii) each Party may thereafter disclose the information contained in such press release without the consent of any other Party.

ARTICLE 6

INDEMNIFICATION

6.1 Sunesis. Subject to the limitations of liability set forth in Section 3.4, MPI and Biogen Idec agree to indemnify Sunesis and its Affiliates and their respective directors, officers, employees and agents from and against any claims, damages or liabilities (including reasonable attorneys’ fees) (collectively, “Liabilities”) resulting from any claim, demand, action or other proceeding (x) which [ * ], (y) in which Sunesis is [ * ] and (z) which proceeding is [ * ]; except, in each case, to the extent such Liabilities result from a material breach of this Agreement by Sunesis or the willful misconduct (including criminal activity) of Sunesis or any of its agents or employees.

6.2 Procedure. If a Party (the “Indemnitee”) intends to claim indemnification under this Article 6, it shall promptly notify the other Party (the “Indemnitor”) in writing of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to such Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other Party represented by such counsel in such proceeding. The obligations of this Article 6 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of its obligation to the Indemnitee under this Article 6 to the extent of such prejudice. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives, at the Indemnitor’s sole cost and expense, in the investigation of any claim, demand, action or other proceeding covered by this Article 6 and shall permit the Indemnitor to have sole control and authority with respect to the defense and settlement of any such claim, demand, action or other proceeding. The Indemnitor shall not, without the Indemnitee’s consent, which consent shall not be withheld or delayed unreasonably, consent to the entry of any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

judgment or accept any settlement with respect to such claim, demand, action or proceeding which imposes liability not covered by this indemnification or restrictions on the Indemnitee.

ARTICLE 7

DISPUTE RESOLUTION

7.1 Escalation to Senior Executives. In the event of a dispute or matter of significant concern arises between two or more Parties, then at the request of one of such Parties, the matter shall be escalated to a senior executive from each Party affected by such matter. Such senior executive shall be either the CEO of such Party, or another senior executive of such Party designated by the CEO. Upon such request, such senior executives shall make themselves reasonably available to meet, and shall meet either by telephone or if, specifically requested, in person, to attempt to resolve such matter, and shall thereafter continue to use good faith efforts to attempt to resolve such matter within thirty (30) days after such matter is referred to them. If such senior executives are not able to resolve such dispute within thirty (30) days after such matter is referred to them, then any Party in the dispute may pursue such legal process as is otherwise available under applicable law; provided that such Party shall use commercially reasonable efforts to give notice to all Parties hereunder upon the filing of any court action related to such dispute.

7.2 Injunctive Relief. This Article 7 shall not be construed to prohibit any Party from seeking preliminary or permanent injunctive relief, restraining order or degree of specific performance in any court of competent jurisdiction to the extent not prohibited by this Agreement. For avoidance of doubt, any such equitable remedies provided under this Article 7 shall be cumulative and not exclusive and are in addition to any other remedies which either Party may have under this Agreement or applicable Law.

7.3 Choice of Venue. Notwithstanding the foregoing, solely to the extent that any intellectual property matter is not otherwise subject to either the MPI/S Agreement or BI/S Agreement (in which event such matter will be governed by the applicable agreement), any dispute relating to the determination of validity of a Party’s patents or other issues relating solely to a Party’s intellectual property and any dispute asserting breach of this Agreement or of the representations and warranties made hereunder shall be submitted exclusively to the state or federal courts in the county of [ * ], and the Parties hereby consent to the jurisdiction and venue of such court.

ARTICLE 8

MISCELLANEOUS

8.1 Governing Laws. This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed, and enforced in accordance with, the Laws of the state of [ * ], without reference to its conflicts of laws principles.

8.2 Waiver. It is agreed that no waiver by a Party of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.3 Assignment. This Agreement shall not be assignable by a Party without the written consent of the other Parties, except a Party may assign this Agreement without such consent to its Affiliates, or to an entity that acquires all or substantially all of the business or assets of such Party, whether by merger, reorganization, acquisition, sale, or otherwise; provided, however, that the assignee shall agree in writing to be bound by the terms and conditions of this Agreement.

8.4 Independent Contractors. The relationship of the Parties is that of independent contractors. The Parties are not deemed to be agents, partners or joint venturers of each other for any purpose as a result of this Agreement or the transactions contemplated thereby.

8.5 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto and shall be deemed to have been given upon receipt:

Sunesis:	Sunesis Pharmaceuticals, Inc. 395 Oyster Point Boulevard, Suite 400 South San Francisco, CA 94080 Attn: Chief Executive Officer

With a copy to:	Cooley LLP 3175 Hanover St. Palo Alto, CA 94304-1050 Attn: Glen Sato

Biogen Idec:	Biogen Idec MA Inc. 133 Boston Post Road Weston, MA 02493 Attn: Executive Vice President, Corporate Development

With a copy to:	Biogen Idec MA Inc. 133 Boston Post Road Weston, MA 02493 Attn: General Counsel

MPI	Millennium Pharmaceuticals, Inc. 40 Landsdowne Street Cambridge, MA 02139 Attn: General Counsel

With a copy to:	Millennium Pharmaceuticals, Inc. 40 Landsdowne Street Cambridge, MA 02139 Attn: Chief Medical Officer

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.6 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by Law without said provision, and the Parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the Parties and their commercial bargain.

8.7 Advice of Counsel. Sunesis, Biogen Idec and MPI have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or any other and will be construed accordingly.

8.8 Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

8.9 Complete Agreement. This Agreement with its Exhibits constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof. Notwithstanding the foregoing, the Parties agree and acknowledge that the New Agreements and the Asset Transfer Agreement shall survive the execution of this Agreement.

8.10 Headings. The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

8.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in triplicate originals as of the Effective Date.

BIOGEN IDEC MA INC.		SUNESIS PHARMACEUTICALS, INC.

By:	/s/ Paul J. Clancy	By:	/s/ Daniel N. Swisher, Jr.

Name:	Paul J. Clancy	Name:	Daniel N. Swisher, Jr.

Title:	Chief Financial Officer	Title:	Chief Executive Officer

MILLENNIUM PHARMACEUTICALS, INC.

By:	/s/ Deborah Dunsire, M.D.

Name:	Deborah Dunsire, M.D.

Title:	Chief Executive Officer

Signature Page

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

BI/S AGREEMENT

[ * ]

{Note: BI/S Agreement attached to the executed version of this Exhibit 10.6 is being filed by Sunesis Pharmaceuticals, Inc. as Exhibit 10.4 to the Form 10-Q for the quarter ended March 31, 2011.}

A-1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

MPI/S AGREEMENT

[ * ]

{Note: MPI/S Agreement attached to the executed version of this Exhibit 10.6 is being filed by Sunesis Pharmaceuticals, Inc. as Exhibit 10.5 to the Form 10-Q for the quarter ended March 31, 2011.}

B-1